UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 30, 2023

STEEL PARTNERS HOLDINGS L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35493	13-3727655
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 32nd Floor, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 520-2300

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Units, no par value	SPLP	New York Stock Exchange
6.0% Series A Preferred Units	SPLP-PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Transfer and Exchange Agreement

On April 30, 2023, Steel Partners Holdings L.P. (“Steel Partners”), Steel Excel, Inc. (“Steel Excel”), WebFinancial Holding Corporation (“WebFinancial,” and together with Steel Excel, the “Exchanging Parties”), and Steel Connect, Inc. (“SCI”) entered into a Transfer and Exchange Agreement dated as of April 30, 2023 (the “Exchange Agreement”). Pursuant to the Exchange Agreement, on April 30, 2023, the Exchanging Parties exchanged an aggregate of 3,597,744 shares of common stock, par value $0.10 per share, of Aerojet Rocketdyne Holdings, Inc. (the “Aerojet Shares”) held by the Exchanging Parties for 3,500,000 shares of newly created Series E convertible preferred stock of SCI (the “Series E Preferred Stock,” and such exchange and related transactions, the “Transaction”) having a liquidation preference equal to $58.1087 per share. The terms, rights, obligations and preferences of the Series E Preferred Stock are set forth in a Certificate of Designations, Preferences and Rights of Series E Convertible Preferred Stock filed as Exhibit 3.1 to the Form 8-K filed by SCI with the SEC on May 1, 2023 (the “Certificate of Designation”).

Pursuant to the Exchange Agreement, SCI will call a stockholders’ meeting (the “SCI Stockholder Meeting”) to consider and vote upon the rights of the Series E Preferred Stock to vote and receive dividends together with the SCI Common Shares (as defined below) on an as-converted basis and the issuance of SCI Common Shares upon conversion of the Series E Preferred Stock by the holders at their option, pursuant to the rules and regulations of Nasdaq (the “Nasdaq Proposal”) and any other matters which, following the closing of the Transaction, SCI’s board of directors (the “SCI Board”) deems appropriate to consider and vote upon at the SCI Stockholder Meeting. Upon approval by SCI’s stockholders, the Series E Preferred Stock will be convertible into an aggregate of 184,891,318 shares of common stock, par value $0.01 per share, of SCI (the “SCI Common Shares”), subject to adjustment as set forth in the Certificate of Designation, and will vote together with the SCI Common Shares and participate in any dividends paid on the SCI Common Shares (except as described below), in each case, on an as-converted basis.

Warren G. Lichtenstein, the Executive Chairman of the Board of Directors of Steel Partners, is also the Executive Chairman of the SCI Board. Jack L. Howard, the President and a director of Steel Partners, is also a member of the SCI Board.

The description of the Exchange Agreement in this current report on Form 8-K does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Exchange Agreement, which is included as Exhibit 10.1 hereto and incorporated herein by reference.

Stockholders’ Agreement

Concurrently with the execution of the Exchange Agreement, Steel Partners, Steel Excel, WebFinancial, WHX CS, LLC, WF Asset Corp., Steel Partners Ltd., Warren G. Lichtenstein and Jack L. Howard (together, the “SP Investors”) and SCI entered into a Stockholders’ Agreement dated as of April 30, 2023 (the “Stockholders’ Agreement”).

Pursuant to the Stockholders’ Agreement, the parties agreed to the following relating to the governance of SCI:

(i) the SCI Board shall consist of seven directors;

(ii) the SCI Board shall maintain such committees as may be required by U.S. Securities and Exchange Commission (the “SEC”) rules and regulations and the applicable rules and listing standards of the applicable stock exchange, including an audit committee consisting of at least three independent directors (the “Independent Audit Committee”);

(iii) if SCI ceases to be an SEC reporting company prior to the date that any person or group of related persons owns 100% of the equity securities of SCI (the “Final Sunset Date”), the SCI Board shall have an audit committee comprised of at least three directors with at least one member that qualifies as an independent director under SEC and applicable exchange requirements and all remaining directors must not be affiliated with the reporting person (the “Disinterested Audit Committee”);

(iv) SCI will create a transaction committee comprised of directors and senior management of SCI that will propose, consider and evaluate potential strategic transactions for SCI that increase stockholder value; and

(v) the charter and bylaws of SCI shall not be amended in any manner inconsistent with, or which would nullify or impair the terms of, the Stockholders’ Agreement prior to the date specified in the Stockholders’ Agreement without the prior approval of the Independent Audit Committee or Disinterested Audit Committee, as applicable.

The Stockholders’ Agreement further provides that (A) prior to September 1, 2025 the prior approval of the Independent Audit Committee or the Disinterested Audit Committee, as applicable, is required for the following: (i) a voluntary delisting of the SCI Common Shares from the applicable stock exchange or a transaction (including a merger, recapitalization, stock split or otherwise) which results in the delisting of the SCI Common Shares, SCI ceasing to be an SEC reporting company, or SCI filing a Form 25 or Form 15 or any similar form with the SEC; (ii) an amendment to the terms of the Management Services Agreement (the “Services Agreement”) dated June 14, 2019, by and between SCI and Steel Services Ltd.; and (iii) any related party transaction between Steel Connect and the SP Investors and their subsidiaries and affiliates; (B) prior to September 1, 2028, the prior approval of the Independent Audit Committee or the Disinterested Audit Committee, as applicable, is required for the Board to approve a going private transaction pursuant to which Steel Partners or its subsidiaries or affiliates acquires the outstanding SCI Common Shares they do not own (or any alternative transaction that would have the same impact); and (C) until the Final Sunset Date, the prior approval of the Independent Audit Committee or the Disinterested Audit Committee, as applicable, is required (i) for the Board to approve a short-form or squeeze-out merger between SCI and the SP Investors; or (ii) prior to any transfer of equity interests in SCI by the members of the SP Group (as defined in the Stockholders’ Agreement) if such transfers would result in 80% of the voting power and value of the equity interests in SCI that are held by the members of the SP Group being held by one corporate entity.

The Stockholders’ Agreement also provides that 70% of the net proceeds received by SCI upon resolution of the Reith v. Lichtenstein, et al., C.A. No. 2018-0277-MTZ (Del. Ch. 2018) class and derivative action will be distributed to SCI’s stockholders with the SP Investors agreeing to waive their portion of any such distribution to the extent of any SCI Common Shares held as of the date of the Stockholders’ Agreement or issuable upon conversion of the Series E Preferred Stock held by the SP Investors and the Series C Convertible Preferred Stock, par value $0.01 per share, of SCI, and the 7.50% Convertible Senior Note due 2024 of the SCI held by an affiliate of Steel Partners.

Any amendment to the Stockholders’ Agreement by SCI prior to the Final Sunset Date requires the prior approval of the Independent Audit Committee or the Disinterested Audit Committee, as applicable.

The description of the Stockholders’ Agreement in this current report on Form 8-K does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Stockholders’ Agreement, which is included as Exhibit 10.2 hereto and incorporated herein by reference.

Voting Agreement

Concurrently with the execution of the Exchange Agreement, the SP Investors and SCI entered into a Voting Agreement, dated as of April 30, 2023 (the “Voting Agreement”). Pursuant to the terms and conditions set forth in the Voting Agreement, each SP Investor has agreed to (i) vote, or cause to be voted, all securities of SCI beneficially owned by each such SP Investor for the approval of the Nasdaq Proposal and against any transaction or proposal that may delay, impair or nullify the approval of the Nasdaq Proposal; (ii) not enter into an agreement to vote in a manner inconsistent with the foregoing; and (iii) not transfer such SCI Common Shares and Subject Shares (as defined in the Stockholders’ Agreement), without the prior consent of SCI’s audit committee, subject to certain standard exceptions. As the SP Investors currently own more than a majority of the voting power of SCI, approval of the Nasdaq Proposal is assured.

The description of the Voting Agreement in this current report on Form 8-K does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Voting Agreement, which is included as Exhibit 10.3 hereto and incorporated herein by reference.

The SCI Board of Directors (the “SCI Board”), acting on the unanimous recommendation of a strategic planning committee of the SCI Board consisting solely of independent and disinterested directors of SCI (the “Strategic Planning Committee”), approved the Transaction. The Strategic Planning Committee exclusively negotiated the terms of the Transaction with Steel Partners, with the assistance of its independent legal counsel and financial advisors, which also issued a fairness opinion with respect to the Transaction.

Item 8.01 Other Events.

On May 1, 2023, SCI and Steel Partners issued a joint press release announcing the entry into the Exchange Agreement. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Transfer and Exchange Agreement, dated as of April 30, 2023, by and among Steel Partners Holdings L.P., Steel Excel, Inc., WebFinancial Holding Corporation and Steel Connect, Inc.
10.2	Stockholders’ Agreement, dated as of April 30, 2023, by and among Steel Connect, Inc., Steel Partners Holdings L.P., and the other stockholders signatory therein.
10.3	Voting Agreement, dated as of April 30, 2023, by and among Steel Connect, Inc., Steel Partners Holdings L.P., WebFinancial Holding Corporation, WHX CS, LLC, WF Asset Corp., Steel Partners, Ltd., Warren G. Lichtenstein, and Jack L. Howard.
99.1	Press Release, dated May 1, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2023	STEEL PARTNERS HOLDINGS L.P.

	By:	Steel Partners Holdings GP Inc.
Its General Partner

	By:	/s/ Jason Wong
	Name:	Jason Wong
	Title:	Chief Financial Officer

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